Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

inTEST Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Equity	Common Stock, $0.01 par value per share	457(o)	—	—	—	—	—	—	—	—	—
	Equity	Preferred Stock, $0.01 par value per share	457(o)	—	—	—	—	—	—	—	—	—
	Other	Warrants	457(o)	—	—	—	—	—	—	—	—	—
	Other	Purchase Contracts	457(o)	—	—	—	—	—	—	—	—	—
	Other	Rights	457(o)	—	—	—	—	—	—	—	—	—
	Other	Units	457(o)	—	—	—	—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—	—	$70,000,000(4)	0.00014760	$10,332.00	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	—	—	—	—	—	S-3	333-250047	November 19, 2020	—
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share	415(a)(6)	—	—	—	—	—	S-3	333-250047	November 19, 2020	—
Carry Forward Securities	Other	Warrants	415(a)(6)	—	—	—	—	—	S-3	333-250047	November 19, 2020	—
Carry Forward Securities	Other	Units	415(a)(6)	—	—	—	—	—	S-3	333-250047	November 19, 2020	—
Carry Forward Securities	Unallocated (Universal) Shelf	(5)	415(a)(6)	(5)	—	$30,000,000(5)	0.00010910	—	S-3	333-250047	November 19, 2020	$3,273

	Total Offering Amounts					$100,000,000		$10,332.00
	Total Fee Offsets							—
	Net Fee Due							$10,332.00

(1)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) warrants to purchase common stock, preferred stock or other securities, (d) purchase contracts, (e) rights to purchase common stock, preferred stock or other securities and (f) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of the securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2)

The Proposed Maximum Offering Price Per Unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)

The Maximum Aggregate Offering Price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)

Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $100,000,000 when factoring in the securities listed on the Carry Forward Securities Table.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $30,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the Registrant’s registration statement on Form S-3 (File No. 333-250047) which was initially filed with the Securities and Exchange Commission on November 13, 2020 and became effective on November 19, 2020 (the “Prior Registration Statement”), and are included in this registration statement. The Registrant paid a filing fee of $3,894 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.